Exhibit10.1

Petrolia Energy Corp
710 N Post Oak Road, Suite 512
Houston, TX  77024

Memo – Debt Conversion to Shares

July 19, 2017

On, July 19, 2017, Petrolia Energy Corporation agrees to issue 12,749,285 shares of Petrolia Energy Corporation’s common shares and 21,510 shares of Petrolia Energy Corporation’s preferred shares to Jovian Petroleum Corporation.  In consideration of this agreement, Jovian Petroleum Corporation will cancel the remaining $2,000,000 of the original $3,000,000 Production Payment Note.

The number of shares issued was determined as follows:

$2,000,000          $2,000,000 of $3,000,000 Production Payment Note
         $0.14          Price per common share
_________________________________________________________
14,285,714          Number of common shares equivalents to issue

12,749,285          Number of common shares
       21,510          Number of preferred shares

____________________________________________________________________________________

Support for Share Allocation between Common and Preferred

       21,510          Number of preferred shares
           7.14          Conversion rate of preferred to common
         10.00          Price per share
_________
  1,536,429          Common share equivalent of preferred shares only
12,749,285          Number of common shares
_________
14,285,714          Total number of common share equivalents

Based on the execution of this agreement (and the agreement dated May 30, 2017, the $3,000,000 Production Payment Note is deemed paid in full.

Agreed to and accepted this the 19 day of July 2017.

BORROWER

_______________________________
Paul Deputy
Petrolia Energy
CFO

NOTE HOLDER

________________________________
Quinten Beasley
Jovian Group of Companies
CEO